UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GoodBulk Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o C Transport Maritime S.A.M. 7 Rue du Gabian, Gildo Pastor Center, Monaco	98000
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $1.00 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-225376

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” relating to the registrant’s common shares, $1.00 par value per share (the “Shares”), in the prospectus included in the registrant’s Registration Statement on Form F-1 (Registration No. 333-225376) originally filed with the Securities and Exchange Commission on June 1, 2018, as amended, is incorporated herein by reference. In addition, the description that will be included under the heading “Description of Share Capital” relating to the Shares in the registrant’s final prospectus to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be incorporated herein by reference.

Item 2:	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GoodBulk Ltd.

By:	/s/ John-Michail Radziwill
Name: John-Michail Radziwill
Title: Chief Executive Officer

Date: June 25, 2018